EXHIBIT 99.1

Johnson Outdoors Reports Fiscal First Quarter Results

RACINE, Wis., Feb. 04, 2019 (GLOBE NEWSWIRE) -- JOHNSON OUTDOORS INC., (NASDAQ: JOUT), a leading global innovator of outdoor recreation equipment and technology, today announced lower sales and higher net income year-over-year for the Company’s first fiscal quarter ended December 28, 2018.

“We are building momentum behind an exciting new product line-up, particularly in Fishing, as we head into the primary selling period for our warm-weather outdoor products. At this time, we continue to anticipate year-over-year revenue growth in fiscal 2019. We believe our brands are well-positioned for marketplace success and confident in Johnson Outdoors’ sustained industry leadership long-term,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

First Quarter Results

During the first fiscal quarter, the Company is ramping up for the primary selling period of its warm-weather outdoor recreation products across the second and third fiscal quarters.  Total Company net sales in the quarter declined 10 percent to $104.4 million compared to net sales of $116.6 million in the prior year quarter.  Key contributing factors to the results were:

  A shift in pacing of new product releases this fiscal led to an unfavorable year-over-year comparison in Fishing sales.
  Diving sales declined 11 percent due primarily to weakness in Asian dive markets and a two percent negative impact of foreign currency translation.
  Positive momentum in Jetboil® kept Camping revenue on par with the prior year quarter.
  Watercraft Recreation sales were flat to last year’s first quarter despite challenging market conditions.

Total Company operating profit for the first fiscal quarter was $6.0 million vs. $7.0 million in the prior year first quarter.  Gross margin improved quarter-to-quarter, despite a $0.7 million unfavorable impact from recently enacted tariffs in the first three months of the fiscal year.  Operating expenses benefitted from a decline in deferred compensation expense due to a $2.3 million downward adjustment in the valuation of the plan’s assets, however, an offsetting loss was reflected in other expenses.

The Company reported net income of $3.5 million, or $0.35 per diluted share, versus $0.2 million, or $0.02 per diluted share, in the previous year’s quarter. The Company’s effective tax rate for the quarter was 18.7 percent compared to an effective rate of 97.2 percent in the prior year first quarter.  The prior year’s rate was significantly impacted by a one-time transition tax related to new U.S. tax legislation in that period.

Other Financial Information

Cash and short-term investments improved $25.9 million to $104.2 million in the current quarter versus $78.3 million in the prior year period.  Depreciation and amortization was $3.3 million compared to $3.2 million in the previous year’s quarter.  Capital spending declined to $4.1 million in the current quarter versus $6.5 million in the prior year quarter.  In December 2018, the Company’s Board of Directors approved a quarterly cash dividend to shareholders of record as of January 10, 2019 which was payable on January 24, 2019.

“While pacing of new product releases affected first quarter year-over-year comparisons, we expect moderate sales growth for the full year.  Further, while we continue working on various tariff mitigation efforts, at this time we are still projecting these to have a potential $6-9 million impact on fiscal 2019 profits,” said David W. Johnson, Vice President and Chief Financial Officer.  “Nonetheless, we continue to benefit from our ongoing efforts to improve operational efficiency, enabling us to strengthen margins and keep working capital in check. The balance sheet remains strong, providing us the financial capacity and flexibility to strategically invest in growing our business while also paying a cash dividend to our shareholders.”

Webcast

The Company will host a conference call and audio web cast at 11:00 a.m. Eastern Time on Monday, February 4, 2019.  A live listen-only web cast of the conference call may be accessed at Johnson Outdoors' home page. A replay of the call will be available on the website for the subsequent 30 days.

About Johnson Outdoors Inc.

JOHNSON OUTDOORS is a leading global outdoor recreation company that inspires more people to experience the awe of the great outdoors with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft Recreation, Fishing, Diving and Camping.  Johnson Outdoors' iconic brands include: Old Town® canoes and kayaks; Ocean Kayak™; Carlisle® paddles; Minn Kota® fishing motors, batteries and anchors; Cannon® downriggers; Humminbird® marine electronics and charts; SCUBAPRO® dive equipment; Jetboil® outdoor cooking systems; and, Eureka!®camping and hiking equipment.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Statements other than statements of historical fact are considered forward-looking statements. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,’’ “believe,’’ “confident,” “could,’’ “expect,’’ “intend,’’ “may,’’ “planned,’’ “potential,’’ “should,’’ “will,’’ “would’’ or the negative of those terms or other words of similar meaning. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated.  Factors that could affect actual results or outcomes include the matters described under the caption “Risk Factors” in Item 1A of the Company’s Form 10-K which will be filed with the Securities and Exchange Commission on December 7, 2018 and the following:  changes in economic conditions, consumer confidence levels and discretionary spending patterns in key markets; uncertainties stemming from changes in US trade policies, tariffs, and the reaction of other countries to such changes; the Company’s success in implementing its strategic plan, including its targeted sales growth platforms, innovation focus and its increasing digital presence; litigation costs related to actions of and disputes with third parties, including competitors; the Company’s continued success in working capital management and cost-structure reductions; the Company’s success in integrating strategic acquisitions; the risk of future write-downs of goodwill or other long-lived assets; the ability of the Company's customers to meet payment obligations; movements in foreign currencies, interest rates or commodity costs; fluctuations in the prices of raw materials or the availability of raw materials or components used by the Company; any disruptions in the Company's supply chain as a result of material fluctuations in the Company's order volumes and requirements for raw materials and other components necessary to manufacture and produce the Company's products; the success of the Company’s suppliers and customers and the impact of any consolidation in the industries of the Company's suppliers and customers; the ability of the Company to deploy its capital successfully; unanticipated outcomes related to outsourcing certain manufacturing processes; unanticipated outcomes related to litigation matters; and adverse weather conditions. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this filing. The Company assumes no obligation, and disclaims any obligation, to update such forward-looking statements to reflect subsequent events or circumstances.

At Johnson Outdoors Inc.
David Johnson	Patricia Penman
VP & Chief Financial Officer	VP – Marketing Services & Communication
262-631-6600	262-631-6600

FINANCIAL TABLES FOLLOW

JOHNSON OUTDOORS INC.

(thousands, except per share amounts)
	THREE MONTHS ENDED
Operating Results	December 28 2018	December 29 2017
Net sales	$104,440	$116,579
Cost of sales	60,121	67,768
Gross profit	44,319	48,811
Operating expenses	38,341	41,774
Operating profit	5,978	7,037
Interest income, net	(503)	(130)
Other expense (income), net	2,150	(1,157)
Income before income taxes	4,331	8,324
Income tax expense	810	8,089
Net income	$3,521	$235
Weighted average common shares outstanding - Dilutive	10,008	9,962
Net income per common share - Diluted	$0.35	$0.02
Segment Results
Net sales:
Fishing	$78,797	$88,907
Camping	5,820	5,846
Watercraft Recreation	4,325	4,357
Diving	15,538	17,438
Other/eliminations	(40)	31
Total	$104,440	$116,579
Operating profit (loss):
Fishing	$11,422	$14,065
Camping	(686)	(724)
Watercraft Recreation	(1,492)	(1,144)
Diving	(707)	(385)
Other/eliminations	(2,559)	(4,775)
Total	$5,978	$7,037
Balance Sheet Information (End of Period)
Cash, cash equivalents and short-term investments	$104,214	$78,319
Accounts receivable, net	55,558	71,895
Inventories, net	116,278	90,861
Total current assets	282,058	244,558
Total assets	391,114	355,133
Short-term debt		-
Total current liabilities	89,094	85,589
Debt	-	-
Shareholders’ equity	279,567	241,944